                                                                    EXHIBIT 12.1




                                                           RailWorks Corporation and Subsidiaries
                                                             Ratio of Earnings to Fixed Charges
                                                             (unaudited, dollars in thousands)

                                                                       For the Year Ended                  For the Year Ended
                                                        --------------------------------------------   -----------------------
                                                                           December 31,                     December 31, 1998
                                                        --------------------------------------------   -----------------------

                                                          1994         1995        1996       1997     Historical   Pro Forma
                                                        --------     --------     ------    --------   ----------   ---------
Earnings:
   Income (loss) from continuing operations             $  2,782     ($19,972)    $   58    $  1,428     ($12,847)    $22,732
Add:
   Undistributed Equity Loss                                  --           --         --          --           --         578
   Income taxes                                              352          150        500       1,198        1,472      15,490
                                                        --------------------------------------------   ----------------------
                                                           3,134      (19,822)       558       2,626      (11,375)     38,800

Adjustments to Earnings for Fixed Charges:
  Interest and other financial charges                        38          871      2,023       1,761        2,334       6,643
  Amortization of deferred financing costs                    --           --         --          --          224         224
  Interest factor attributable to rentals                    865          792        882         671          762       1,074
                                                        --------------------------------------------   ----------------------
Total Fixed Charges                                          903        1,663      2,905       2,432        3,320       7,941

                                                        --------------------------------------------   ----------------------
Adjusted Earnings                                       $  4,037     ($18,159)    $3,463    $  5,058     ($ 8,055)    $46,741
                                                        ============================================   ======================

Total fixed charges from above:                         $    903     $  1,663     $2,905    $  2,432     $  3,320     $ 7,941
                                                        ============================================   ======================

Ratio of earnings as adjusted to total fixed charges         4.5            *        1.2         2.1            *         5.9



                                                                         For the Nine Months Ended
                                                        -----------  ---------------------------------
                                                                               30-Sep-1999
                                                        -----------  ---------------------------------
                                                         Pro Forma                          Pro Forma
                                                        As Adjusted  Historical Pro Forma  As Adjusted
                                                        -----------  ---------- ---------  -----------
Earnings:
   Income (loss) from continuing operations             $    11,353  $ 13,466    $15,164       $10,408
Add:
   Undistributed Equity Loss                                    578        --         --            --
   Income taxes                                               8,475     8,080     10,629         7,775
                                                        -----------  ---------------------------------
                                                             20,406    21,546     25,793        18,183

Adjustments to Earnings for Fixed Charges:
  Interest and other financial charges                       24,118    12,370     13,924        21,248
  Amortization of deferred financing costs                      919                                286
  Interest factor attributable to rentals                     1,074       719        805           805
                                                        -----------  ---------------------------------
Total Fixed Charges                                          26,111    13,089     14,729        22,339

                                                        -----------  ---------------------------------
Adjusted Earnings                                       $    46,517   $34,635    $40,522       $40,522
                                                        ===========  =================================

Total fixed charges from above:                         $    26,111   $13,089    $14,729       $22,339
                                                        ===========  =================================

Ratio of earnings as adjusted to total fixed charges            1.8       2.6        2.8           1.8



* Earnings were inadequate to cover fixed charges by $19,822 in 1995 and $11,375 in 1998